Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. EST available at: www.Marvel.com/webcasts or www.fulldisclosure.com

MARVEL REPORTS Q3 2006 EPS OF $0.16 AND

INITIATES 2007 EPS GUIDANCE RANGE OF $1.35 - $1.55

- Raises 2006 EPS Guidance Range to $0.61 - $0.64 -

New York, New York – November 6, 2006 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today initiated financial guidance for 2007 and revised its financial guidance for 2006. The financial guidance was provided in conjunction with the reporting of operating results for the third quarter and nine-month periods ended September 30, 2006.

For Q3 2006, Marvel reported net income of $13.2 million, or $0.16 per diluted share, net of a $0.7 million charge for FAS 123R share-based payments. This compares to net income of $23.4 million, or $0.23 per diluted share, in the year-ago third quarter period, which did not include any stock option expense.

Marvel Entertainment, Inc. Segment Net Sales/Operating Income (in Millions)
	Three Months Ended 9/30/06 9/30/05		Nine Months Ended 9/30/06 9/30/05
Licensing: Net Sales	28.3	33.2	101.7	148.3
Operating Income (1)	13.4	20.0	57.1	88.0
Publishing: Net Sales	30.9	25.8	79.9	69.1
Operating Income	13.1	11.0	32.5	27.7
Toys: Net Sales	33.0	22.1	85.0	56.0
Operating Income	7.4	10.5	14.6	28.1
Corporate Overhead:	(6.3)	(6.1)	(18.0)	(17.4)
TOTAL NET SALES	$92.2	$81.1	$266.6	$273.4
TOTAL OPERATING INCOME	$27.6	$35.4	$86.2	$126.4

(1) The nine-month period in 2005 includes the impact of a $10 million, one-time charge related to the settlement of litigation with Stan Lee.

Marvel’s Chairman, Morton Handel, commented, “The framework for Marvel’s strategic transformation into a global entertainment company is largely complete, and we are excited about the outlook for our business in the coming years. We have refined the 2006 guidance as a result of better than expected operating results for the remainder of 2006. We have also initiated financial guidance for 2007 that demonstrates the strong line-up of entertainment and marketing exposure that should drive consumer awareness and sales of our licensed products. 2007 should be a pivotal year for Marvel, marked by three licensed feature film releases as well as the first full year of our toy license agreement with Hasbro.

“Of particular note in 2007, our Marvel Studios subsidiary expects to commence principal photography on our first Marvel-produced feature film, Iron Man, in the first quarter of 2007, and we anticipate filming on The Hulk to begin later in the year for its newly announced June 27, 2008 release date. In addition, Marvel Studios will continue development on several films targeted for 2009 and beyond.”

Financial Guidance:

As reflected in the table below, Marvel today revised its financial guidance for 2006 and initiated financial guidance for 2007. A few key drivers behind Marvel’s 2007 guidance are highlighted below.

Marvel Entertainment Q3 2006 Results, 11/6/06	page 2 of 7

Marvel Entertainment, Inc. – Financial Guidance
(in millions, except per-share amounts)	Updated 2006 Guidance	Previous 2006 Guidance (2)	Initial 2007 Guidance	2005 Actual (1)
Net sales	$330 - $340	$320 - $350	$375 - $435	$391
Net income (3)	$53 - $56	$43 - $53	$115 - $132	$103
Diluted EPS (3)	$0.61 - $0.64	$0.50 - $0.60	$1.35 - $1.55	$0.97

(1) FY 2005 net income and diluted EPS include a one-time charge of approximately $12.5 million associated with the early termination of Marvel’s toy licensee, Toy Biz Worldwide Ltd.

(2) Previous 2006 guidance ranges were provided on August 2, 2006.

(3) 2006 net income and diluted EPS reflect $5.9 million (pre-tax) of non-cash expenses related to the implementation of FAS 123R.

Primary 2007 Financial Guidance Drivers:

•	Expected strong Spider-Man movie merchandise licensing, triggered by the theatrical release of the Spider-Man 3 movie.
•	Toy license contributions related to Marvel’s toy license agreement with Hasbro.
•	Initial film license revenue contributions from three feature films slated for release in 2007: Ghost Rider, Spider-Man 3, and Fantastic Four 2.
•	Contributions from domestic and international licensing revenues from “classic” brands.
•	Strong growth in interactive revenues.
•	Continued, modest top-line and bottom-line growth from the publishing division.
•	An effective tax rate of 37% in 2007 with only a marginal amount payable in cash for the year.
•	Marvel’s guidance is based on 85.0 million diluted shares outstanding for 2007 and does not reflect any share repurchase activity in 2007.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting the Company’s financial results. These factors could have a material impact on year-over-year and sequential quarterly results comparisons as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

Third Quarter Segment Review:

•

Licensing Segment net sales declined 15% from the year-ago period to $28.3 million, primarily due to lower contributions from domestic licensing and Marvel’s Spider-Man merchandising joint venture (JV) with Sony. These declines were partially offset by gains in international licensing and the Marvel Studios operations. The $6.2 million reduction in domestic merchandise licensing sales resulted from lower anticipated new and renewal contract sales in the third quarter, which was partially offset by gains in overages. The Spider-Man JV had sales of only $0.8 million in Q3 2006, which were primarily related to licensing overages associated with catalog sales of the Spider-Man 2 video game. Studio media licensing sales increased to $4.3 million in Q3 2006, with the gain from the prior year predominantly generated from animated television and Direct-to-DVD projects.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Domestic Consumer Products	14.3	20.5	52.9	76.3
International Consumer Products	8.9	7.5	32.4	30.1
Spider-Man L.P. (Domestic and International)	0.8	2.3	3.5	20.4
Marvel Studios	4.3	2.9	12.9	21.5
Total Licensing Segment	$28.3	$33.2	$101.7	$148.3

Marvel Entertainment Q3 2006 Results, 11/6/06	page 3 of 7

Operating margins in the licensing division were 47% in Q3 2006, below margins of 60% in the prior-year period, resulting from higher compensation and related expenses, coupled with lower revenues in the Q3 2006 period.

•

Marvel’s Publishing Segment net sales increased $5.1 million or 20% from the year-ago period to $30.9 million, due to higher sales of trade paperbacks and hard cover books sold into the direct and book market channels. Comic book sales were bolstered by strong sales associated with Civil War, a high-profile special series that has tie-ins across many established comic book series. Publishing results also benefited from strong year-over-year growth in custom publishing. Publishing segment operating income in Q3 2006 was $13.1 million with an operating margin of 42%, compared to $11.0 million in operating income and an operating margin of 43% in the prior-year period.

•

The transition in Marvel’s Toy Segment net sales from toys produced by a master toy licensee in 2005 to toy production by Marvel in 2006 contributed to an expected year-over-year increase in segment revenues. Sales in the quarter increased 49% versus the prior year, consisting primarily of core classic Marvel character lines. The shift from sales recorded in 2005 as royalty and service fee income, with no corresponding Cost of Revenues expense, to sales recorded in 2006 as wholesale sales subject to the corresponding Cost of Revenues expense, was the principal factor in operating margins decreasing to 22% for the third quarter of 2006, as compared to 48% in last year’s period.

Marvel Entertainment, Inc. Toy Sales Summary (Unaudited) (in millions)
	Three Months Ended		Nine Months Ended
	9/30/06	9/30/05	9/30/06	9/30/05
Marvel Toy Net Sales	33.0	4.9	85.0	12.8
Toy License:
- Toy Royalties	--	8.3	--	21.0
- Fees for Services Rendered	--	8.9	--	22.2
Total Toy Segment	$33.0	$22.1	$85.0	$56.0

Balance Sheet Update:

As of September 30, 2006, Marvel had cash and equivalents of $34.9 million and $79.7 million in borrowings under its $125 million credit facility with HSBC Bank. During the third quarter of 2006 Marvel did not repurchase any additional shares under the repurchase program. As of September 30, 2006, the Company had $50.0 million remaining under its $100 million share repurchase authorization announced June 5, 2006.

Marvel Entertainment Q3 2006 Results, 11/6/06	page 4 of 7

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Licensed Marvel Character Feature Film Line-Up For 2007
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	In post-production, February 16, 2007 release
Spider-Man 3	Sony	In production, May 4, 2007 release
Fantastic Four 2	Fox	In production, June 15, 2007 release (1)
Film Projects Being Developed by Marvel (Partial List)
Film/Character	Studio	Status
Iron Man	Marvel	Writer & director engaged, slated for May 2, 2008
The Incredible Hulk	Marvel	Writer and director engaged, slated for June 27, 2008 release (1)
Ant-Man	Marvel	Writer and director engaged
Captain America	Marvel	Writer engaged
Nick Fury	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers	Marvel	Writer engaged (1)
Black Panther, Cloak & Dagger, Doctor Strange, Hawkeye, Power Pack and Shang-Chi are other projects that may be developed by Marvel. (1)
Licensed Marvel Character Film Development Pipeline (Partial List)
Film/Character	Studio/Distributor	Status
Wolverine	Fox	TBD
The Punisher 2	Lions Gate	TBD
Magneto	Fox	TBD
Namor	Universal	TBD
Marvel Character Animated TV Projects in Development
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30 minute episodes airing in 2006; U.S. distribution started on Cartoon Network on September 2, 2006.
Wolverine	First Serve Toonz (India)	26, 30 minute episodes in development
Iron Man	Method Films (France)	26, 30 minute episodes in development
Marvel Character Animated Direct-to-Video Projects in Development

Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Titles include: Ultimate Avengers (released February 21, 2006), Ultimate Avengers 2 (released August 8, 2006), Iron Man (scheduled for release in 2007) and Doctor Strange. (1)

Marvel Character Live Action TV Projects (Partial List)
Alter Ego, Moon Knight and Skrull Kill Krew in development. (1)
2006 Video Game Releases
Publisher	Character group	Release
Activision	X-Men 3	Released Q2 2006
Activision	Marvel: Ultimate Alliance	Released Q4 2006
2007 Video Game Releases (Release dates controlled by Publishing partner)
Take-Two	Ghost Rider	Q1 2007 (1)
Konami	Marvel Vs. Card Game	Q1 2007 (1)
Activision	Spider-Man 3	Q2 2007 (1)
Take-Two	Fantastic Four II	Q2 2007 (1)
Electronic Arts	Marvel Nemesis 2	Q4 2007 (1)
Activision	Spider-Man Trilogy	Q4 2007 (1)

(1)	Represents a change from the previously supplied schedule	TBD = To Be Determined

Marvel Entertainment Q3 2006 Results, 11/6/06	page 5 of 7

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world. For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, transition difficulties between licensees, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China.

In addition, in connection with Marvel’s studio operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s or Marvel Studios’ financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity which could interrupt film production, (v) that Marvel Studios has not, in the past, produced film projects on its own, (vi) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor, (ix) that Marvel will depend on its distributor for the implementation of internal controls related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (xi) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xii) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q3 2006 Results, 11/6/06	page 6 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

Three Months Ended			Nine Months Ended
September 30,			September 30,
2006		2005	2006	2005
	(in thousands, except per share amounts)

Net sales	$92,161	$81,128	$266,582	$273,412

Costs and expenses:
Cost of revenues (excluding depreciation expense)	29,681	14,105	76,437	37,545
Selling, general and administrative	29,965	30,686	96,242	107,597
Depreciation and amortization	3,281	1,232	9,233	3,375
Total costs and expenses	62,927	46,023	181,912	148,517
Other (expense) income, net	(1,607)	245	1,524	1,493
Operating income	27,627	35,350	86,194	126,388
Interest expense	4,641	945	11,594	945
Interest income	161	546	1,233	3,118
Income before income taxes and minority interest	23,147	34,951	75,833	128,561
Income tax expense	9,742	11,158	27,955	47,121
Minority interest in consolidated joint venture	205	401	872	4,540
Net income	$13,200	$23,392	$47,006	$76,900

Basic earnings per share attributable to common stock	$0.17	$0.24	$0.57	$0.76
Weighted average number of basic shares outstanding	79,717	96,647	82,385	101,273

Diluted earnings per share attributable to common stock	$0.16	$0.23	$0.53	$0.71
Weighted average number of diluted shares outstanding	84,854	103,174	87,936	107,918

Marvel Entertainment Q3 2006 Results, 11/6/06	page 7 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30, 2006	December 31, 2005
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$34,888	$24,227
Restricted cash	7,419	8,383
Short–term investments	–	15,139
Accounts receivable, net	71,235	59,108
Inventories, net	11,874	9,177
Deferred income taxes, net	19,553	19,553
Prepaid expenses and other current assets	7,805	4,785
Total current assets	152,774	140,372

Molds, tools and equipment, net	8,361	5,659
Product and package design costs, net	2,671	1,023
Film production costs	4,341	–
Goodwill	341,708	341,708
Accounts receivable, non–current portion	20,248	20,290
Income tax receivable	52,025	–
Deferred income taxes, net	37,795	36,460
Deferred financing costs	17,016	20,751
Advances to joint venture partner	7,180	3,489
Other assets	2,886	3,794

Total assets	$647,005	$573,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,114	$3,724
Accrued royalties	75,849	65,891
Accrued expenses and other current liabilities	38,162	57,360
Income taxes payable	7,805	12,295
Deferred revenue	134,073	10,865
Total current liabilities	265,003	150,135
Deferred revenue, non-current portion	38,418	24,787
Credit Facility	79,700	–
Film slate facility obligation	29,600	25,800
Other liabilities	9,549	12,224
Total liabilities	422,270	212,946

Commitments and Contingencies (Note 8)

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized,127,103,779 issued and 80,009,558 outstanding in 2006 and 121,742,534 issued and 90,205,853 outstanding in 2005	1,271	1,217
Deferred stock compensation	–	(6,242)
Additional paid-in capital	692,802	594,873
Retained earnings	216,768	169,762
Accumulated other comprehensive loss.	(3,220)	(3,474)
Total stockholders’ equity before treasury stock	907,621	756,136
Treasury stock, at cost, 47,094,221 shares in 2006 and 31,536,681 shares in 2005	(682,886)	(395,536)
Total stockholders’ equity	224,735	360,600

Total liabilities and stockholders’ equity	$647,005	$573,546

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